Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of SFSB, Inc. (the “Company”) each certifies, pursuant to his or her knowledge, that the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and that the information contained in that Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip E. Logan
Philip E. Logan
President and Chief Executive Officer
May 12, 2006

/s/ Sophie T. Wittelsberger
Sophie T. Wittelsberger
Vice-President and Chief Financial Officer
May 12, 2006